E:\OSUNKWO\FUNDS\FFF\NSAR-77C.597

For the annual period ended 3/31/97
File number (c) 811-4605


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders


     The  Annual Meeting of Stockholders  was
held  on  October 30, 1996.  At such  meeting
the   shareholders  approved  the   following
proposals:

     1)   RESOLVED, that Mr. Eugene C. Dorsey
          be  elected to serve as a  Class  I
          Director,  and that Mr. Douglas  H.
          McCorkindale be elected to serve as
          a   Class  III  Director,  to  hold
          office  until  the  1998  and  1999
          annual  meetings  of  stockholders,
          respectively,   and   until   their
          successors  shall  have  been  duly
          elected and shall have qualified.

                              Affirmative
Negative       Withhold/
                              Votes      Cast
Votes Cast          Abstain

          Eugene  C. Dorsey         8,251,173
0         486,814
          Douglas  H. McCorkindale  8,253,121
0         484,866

     2.)  RESOLVED,    that    the     Fund's
          fundamental  investment  limitation
          be amended to read as follows: "The
          Fund    will   not   issue   senior
          securities  or borrow money  except
          as  permitted under the  Investment
          Company  Act of 1940, and then  not
          in  excess  of 33_ percent  of  its
          total assets, except that the  Fund
          may  borrow  up to an additional  5
          percent  of  its total  assets  for
          temporary or emergency purposes."

     3.)  RESOLVED,  that  the  selection  of
          Deloitte    &   Touche    LLP    as
          independent  accountants  for   the
          Fund  for  the fiscal  year  ending
          March  31,  1997, conditioned  upon
          the right of the Fund by vote of  a
          majority of its outstanding  voting
          securities  at  any meeting  called
          for  the purpose to terminate  such
          employment    forthwith     without
          penalty  be, and it hereby  is,  in
          all respects ratified.

                    Affirmative
Negative       Withhold/
                    Votes                Cast
Votes Cast          Abstain
                    8,501,432
113,045        118,037